EXHIBIT 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact:	Investor Relations:	Morris Moore (336) 741-3116	Media:	David Howard (336) 741-3489	RAI 2015-16

Reynolds American Inc. Announces Receipt of Requisite Consents to Amend Lorillard Tobacco Indenture,

Early Results of Private Exchange Offers for Lorillard Tobacco Notes

and Extension of Consent Payment Deadline

WINSTON-SALEM, N.C. – June 25, 2015: Reynolds American Inc. (NYSE: RAI) announced today that, in connection with its previously announced private offers to exchange (the “Exchange Offers”) any and all (to the extent held by eligible holders) of the $3.5 billion aggregate principal amount of the outstanding senior notes (the “Lorillard Tobacco Notes”) originally issued by Lorillard Tobacco Company (“Lorillard Tobacco”) for newly issued notes of RAI (the “RAI Notes”), and related solicitation of consents (the “Consent Solicitations”) to certain amendments to the indenture (the “Indenture Amendments”) governing the Lorillard Tobacco Notes (as supplemented, the “Lorillard Tobacco Indenture”), it has received the requisite number of consents (a majority of the then outstanding principal amount of each series of Lorillard Tobacco Notes) to adopt the Indenture Amendments with respect to each of the seven outstanding series of Lorillard Tobacco Notes that are subject to the Exchange Offers and Consent Solicitations. RAI’s subsidiaries, R.J. Reynolds Tobacco Company (“RJR Tobacco”) and R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), as current obligor and current guarantor, respectively, under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture, expect to promptly enter into a supplemental indenture containing the Indenture Amendments (the “Supplemental Indenture”) with the trustee under the Lorillard Tobacco Indenture.

RAI also announced that the previous deadline for eligible holders to tender their Lorillard Tobacco Notes (and thereby give their consents to the Indenture Amendments) and be eligible to receive the RAI Notes in the same principal amount as the Lorillard Tobacco Notes tendered therefor plus a consent payment of $2.50 per $1,000 principal amount of Lorillard Tobacco Notes tendered (the “Consent Payment”) has been extended to 5:00 p.m., New York City time, on Friday, July 10, 2015 (as extended, the “Consent Payment Deadline”). Currently, this is the same time and date as the Expiration Date (as defined below) for the Exchange Offers and Consent Solicitations.

Withdrawal rights for the Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on June 24, 2015 (the “Withdrawal Deadline”). Because the Withdrawal Deadline is not being extended, holders may not withdraw Lorillard Tobacco Notes, or revoke consents, previously tendered or tendered after the date of this press release, except as may be required by law.

As of the Withdrawal Deadline, the following principal amounts of each series of Lorillard Tobacco Notes have been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

CUSIP	Total Outstanding Principal Amount	Series of Lorillard Tobacco Notes	Lorillard Tobacco Notes Tendered By Withdrawal Deadline
			Principal Amount	Percentage
544152AD3	$500,000,000	3.500% Senior Notes due 2016	$394,861,000	78.97%
544152AF8	$500,000,000	2.300% Senior Notes due 2017	$441,380,000	88.28%
544152AA9	$750,000,000	8.125% Senior Notes due 2019	$654,409,000	87.25%
544152AB7	$750,000,000	6.875% Senior Notes due 2020	$630,914,000	84.12%
544152AG6	$500,000,000	3.750% Senior Notes due 2023	$465,816,000	93.16%
544152AC5	$250,000,000	8.125% Senior Notes due 2040	$235,641,000	94.26%
544152AE1	$250,000,000	7.000% Senior Notes due 2041	$238,302,000	95.32%

As previously reported, on June 12, 2015, Lorillard, Inc. (“Lorillard”) merged with a wholly owned subsidiary of RAI, with Lorillard surviving as a wholly owned subsidiary of RAI (the “Merger”). Lorillard was the guarantor of the Lorillard Tobacco Notes. Shortly thereafter, Lorillard’s subsidiary, Lorillard Tobacco, merged with and into RJR Tobacco (the “Lorillard Tobacco Merger”), with RJR Tobacco surviving. In connection with the Lorillard Tobacco Merger, RJR Tobacco assumed Lorillard Tobacco’s obligations under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture and is now the principal obligor on the Lorillard Tobacco Notes, and RJR Tobacco’s direct parent, RJR, assumed Lorillard’s obligations as guarantor under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture.

The Indenture Amendments will: (1) eliminate substantially all of the restrictive covenants and a bankruptcy event of default for the issuer and the guarantor of Lorillard Tobacco Notes under the Lorillard Tobacco Indenture; (2) eliminate the requirement under the Lorillard Tobacco Indenture that the guarantor of the Lorillard Tobacco Notes continue to provide Lorillard Tobacco noteholders with financial statements and other financial information similar to that provided in periodic reports under the Securities Exchange Act of 1934 when it is not subject to such reporting requirements; and (3) relieve the issuer of the Lorillard Tobacco Notes of the requirement (if any) under the Lorillard Tobacco Indenture that the issuer offer to repurchase the Lorillard Tobacco Notes upon certain change of control events combined with certain credit ratings events to the extent such change of control events relate to, arise out of or are undertaken in connection with the Merger or the Lorillard Tobacco Merger. The Supplemental Indenture will become effective upon execution and delivery by the parties thereto, but the Indenture Amendments will not become operative until RAI has accepted and exchanged and/or paid for the Lorillard Tobacco Notes validly tendered and not validly withdrawn in the Exchange Offers.

The Exchange Offers and Consent Solicitations are being made upon the terms and conditions set forth in an Offer to Exchange and Consent Solicitation Statement, dated June 11, 2015 (the “Offer to Exchange”), and a related consent and letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Exchange, the “Exchange Offer Documents”). Except as described in this press release with respect to the extension of the Consent Payment Deadline, the terms of the Exchange Offers and Consent Solicitations remain as set forth in the Exchange Offer Documents. The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on July 10, 2015, unless such date is extended (the “Expiration Date”). RAI currently expects settlement of the Exchange Offers to occur on July 15, 2015, unless the Expiration Date is extended. RAI reserves the right to terminate, withdraw, amend or extend the Exchange Offers and Consent Solicitations in its discretion, subject to the terms and conditions set forth in the Exchange Offer Documents. RAI’s obligation to accept and exchange Lorillard Tobacco Notes validly tendered pursuant to the Exchange Offers is subject to the conditions set forth in the Exchange Offer Documents, including completion of the Merger, which has been satisfied as described above.

Each eligible holder exchanging Lorillard Tobacco Notes in the Exchange Offers will be eligible to receive, in exchange for the Lorillard Tobacco Notes validly tendered and not validly withdrawn, RAI Notes having interest provisions, maturity dates and interest payment dates identical to the Lorillard Tobacco Notes exchanged, subject to the terms and conditions set forth in the Exchange Offer Documents. The RAI Notes will be guaranteed by additional guarantors (expected to be the same guarantors that guarantee RAI’s existing senior notes and credit facility) as compared with the Lorillard Tobacco Notes, which are currently guaranteed only by RJR.

Eligible holders who validly tender their Lorillard Tobacco Notes by the Consent Payment Deadline (and who did not validly withdraw them prior to the Withdrawal Deadline) are eligible to receive, subject to the terms and conditions set forth in the Exchange Offer Documents, RAI Notes in the same principal amount as the Lorillard Tobacco Notes tendered therefor plus the Consent Payment.

If the Expiration Date is extended and the Consent Payment Deadline is not further extended, eligible holders who validly tender their Lorillard Tobacco Notes after the Consent Payment Deadline but by the Expiration Date will be eligible to receive, subject to the terms and conditions set forth in the Exchange Offer Documents, RAI Notes in a principal amount equal to $970 per $1,000 principal amount of Lorillard Tobacco Notes tendered therefor, and will not be entitled to the Consent Payment.

Lorillard Tobacco noteholders validly tendering their Lorillard Tobacco Notes will be deemed to have delivered consents to all of the Indenture Amendments. Lorillard Tobacco noteholders will not be permitted to tender their Lorillard Tobacco Notes without delivering consents or deliver consents without tendering their Lorillard Tobacco Notes.

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This press release is neither an offer to sell nor the solicitation of an offer to buy the RAI Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction. The RAI Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The RAI Notes and the related guarantees will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The RAI Notes may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

The Exchange Offers and Consent Solicitations are being made only pursuant to the Exchange Offer Documents. The Exchange Offer Documents and other documents relating to the Exchange Offers and Consent Solicitations will only be distributed to Lorillard Tobacco noteholders who complete and return a letter of eligibility confirming that they are within the categories of eligible participants in the Exchange Offers. None of RAI, its subsidiaries or affiliates or, to RAI’s knowledge, any other person or entity, is making any recommendation as to whether holders should tender their Lorillard Tobacco Notes in the Exchange Offers.

Noteholders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offers and Consent Solicitations, at (866) 470-3800 (U.S. Toll-free). Banks and brokers should call (212) 430-3774. Global Bondholder Services Corporation will also provide copies of the Exchange Offer Documents to eligible noteholders.

This press release, the Exchange Offer Documents and any other documents or materials relating to the Exchange Offers and Consent Solicitations may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply. Accordingly, this press release and the Exchange Offer Documents are only for circulation to persons inside the United Kingdom who fall within one of the following categories: (1) any person who is a holder of any of the Lorillard Tobacco Notes; or (2) any other person also falling within Article 43(2) or within Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or falling within the definition of investment professionals (as defined in Article 19(5)) of the Financial Promotion Order; or (3) any person to whom the communication may otherwise lawfully be made. This press release, the Exchange Offer Documents and any other documents or materials relating to the Exchange Offers and Consent Solicitations are only available in the United Kingdom to such persons and the transactions contemplated in the Exchange Offer Documents will be available only to, and may be engaged in only with, such persons, and such financial promotion must not be relied or acted upon by persons in the United Kingdom unless they fall under the above categories.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are forward-looking statements. When used in this press release, forward-looking statements include, without limitation, statements regarding the completion, settlement and other timing aspects of the Exchange Offers and Consent Solicitations, and RAI’s expectations, beliefs or intentions that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Some of these risks, contingencies and other uncertainties are set forth in RAI’s Annual Report on Form 10-K for the year ended December 31, 2014 under the heading “Risk Factors” and in RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Financial Condition—Cautionary Information Regarding Forward-Looking Statements,” as the same may be updated in subsequent RAI reports. These risks and uncertainties include those associated with eligible holders participating, or declining to participate, in the Exchange Offers and Consent Solicitations, including:

•	the possible negative effects of the Indenture Amendments on unexchanged Lorillard Tobacco Notes;

•	differences between the RAI indenture and the Lorillard Tobacco Indenture;

•	the unexchanged Lorillard Tobacco Notes not having the benefit of the additional guarantees of the RAI Notes;

•	the limited trading market for the unexchanged Lorillard Tobacco Notes, and any exacerbating effect of the Exchange Offers on such market;

•	the possibility that rating agencies will lower their rating on unexchanged Lorillard Tobacco Notes, or cease rating them;

•	the lack of any valuation or fairness opinion with respect to the consideration offered in the Exchange Offers;

•	the absence of recommendations on whether Lorillard Tobacco noteholders should participate in the Exchange Offers;

•	the possibility of future repurchases, exchanges, tenders or similar transactions with respect to the unexchanged Lorillard Tobacco Notes, which may be for different or more consideration than offered in the Exchange Offers;

•	the possibility of termination, delay or amendment of the Exchange Offers and Consent Solicitations; and

•	the possibility that Lorillard Tobacco noteholders who participate in the Exchange Offers may recognize substantial gain for U.S. federal income tax purposes.

#